Exhibit 23.2

Consent of Independent Auditor

We consent to the use in this Registration Statement on Form S-4 of ODNB Financial Corporation of our report dated February 26, 2026, with respect to the consolidated financial statements of National Capital Bancorp, Inc. and subsidiary for each of the years in the two-year period ended December 31, 2025, included herein. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Forvis Mazars, LLP

Tysons, Virginia

July 31, 2026